UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

Edge Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Connell Road, Suite 1600
Berkeley Heights, NJ 07922
 (800) 208-3343
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian A. Leuthner
President and Chief Executive Officer
Edge Therapeutics, Inc.
200 Connell Drive, Suite 1600
Berkeley Heights, NJ 07922
 (800) 208-3343
 (Name, address, including zip code and telephone number, including area code, of agent for service)

copies to:

David S. Rosenthal, Esq. Dechert LLP 1095 Avenue of the Americas New York, New York 10036 (212) 698-3500	Mitchell S. Bloom Esq. Arthur R. McGivern, Esq. Goodwin Procter LLP 53 State Street Boston, MA 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-206416

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock, $0.00033 par value per share	1,895,756 shares	$11.00	$20,853,316	$2,424

(1)	Includes 247,272 shares of common stock issuable upon exercise of an option to purchase additional shares to cover over-allotments granted to the underwriters.
(2)
The Registrant is registering 1,895,756 shares pursuant to this Registration Statement, which shares are in addition to the 6,516,667 shares registered pursuant to the Form S-1 Registration Statement (Registration No. 333-206416).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933, as amended.
(4)
The Registrant previously paid $13,363 in connection with the filing of the Form S-1 Registration Statement (Registration No. 333-206416), of which $12,116 was paid in connection with registering 6,516,667 shares of common stock. Pursuant to Rule 457(p) of the Securities Act, the outstanding balance was applied in part to the amount due under this Registration Statement.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 relating to the public offering of common stock of Edge Therapeutics, Inc., a Delaware corporation (the “Company”), contemplated by the Registration Statement on Form S-1 (Registration No. 333-206416), as amended (the “Prior Registration Statement”) is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and General Instruction V of Form S-1 solely to increase the number of shares to be offered in the public offering by 1,895,756 shares, including 247,272 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 30, 2015, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley Heights, State of New Jersey, on the 30th day of September, 2015.

EDGE THERAPEUTICS, INC.

By:	/s/ Brian A. Leuthner
Brian A. Leuthner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian A. Leuthner	President and Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2015
Brian A. Leuthner

/s/ Andrew J. Einhorn	Chief Financial Officer (Principal Financial Officer)	September 30, 2015
Andrew J. Einhorn

/s/ Albert N. Marchio, II	Chief Accounting and Operations Officer (Principal Accounting Officer)	September 30, 2015
Albert N. Marchio, II

*	Chairman, Board of Directors	September 30, 2015
Sol Barer, Ph.D.

*	Vice Chairman, Board of Directors	September 30, 2015
Isaac Blech

*	Chief Scientific Officer and Director	September 30, 2015
R. Loch Macdonald, M.D., Ph.D.

*	Director	September 30, 2015
Kurt Conti

*	Director	September 30, 2015
James Loughlin

*	Director	September 30, 2015
Robert Spiegel, M.D.

*
James I. Healy, M.D., Ph.D	Director	September 30, 2015

*
Anders D. Hove, M.D.	Director	September 30, 2015

* By:	/s/ Andrew J. Einhorn
Andrew J. Einhorn
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Dechert LLP regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2*	Consent of Dechert LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature page).

*	Filed as Exhibit 5.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-206416) filed with the Commission on September 21, 2015.
**	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-206416) filed with the Commission on August 14, 2015.